                                                                    EXHIBIT 32.1


           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, Patricia A. Costante, Chairman and Chief Executive Officer of The MIIX Group, Incorporated (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the "Report").

The undersigned hereby certifies that to the best of her knowledge:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 15th day of November, 2004.



                                          /s/ Patricia A. Costante
                                          -------------------------------------
                                          Chairman and Chief Executive Officer
                                          November 15, 2004


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